Exhibit 99.1

For Immediate Release	News Announcement

Cinemark USA, Inc. Announces Pricing of $225 Million Additional Senior Notes Offering

PLANO, Texas - March 16, 2016 – Cinemark Holdings, Inc. (NYSE:CNK) announced today that its wholly-owned subsidiary, Cinemark USA, Inc. (the “Company”), priced a private offering (the “Offering”) that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to eligible purchasers of $225 million aggregate principal amount of the Company’s 4.875% Senior Notes due 2023 (the “Notes”) at the initial offering price of 99.0% of the principal amount plus accrued and unpaid interest from December 1, 2015. The Notes will be issued under the same indenture as the $530 million aggregate principal amount of the Company’s 4.875% Senior Notes due 2023 issued on May 24, 2013 (the “Existing 4.875% Notes”). The Notes will have identical terms, other than the issue date, the issue price and the first interest payment date, and will constitute part of the same series as the Existing 4.875% Notes. The Notes will not be fungible with, or have the same CUSIP or ISIN numbers as, the Existing 4.875% Notes until the exchange offer for the Notes has been consummated. The Offering is expected to close on March 21, 2016. The Notes will be guaranteed by certain of the Company’s subsidiaries that guarantee, assume or in any other manner become liable with respect to any of the Company’s or any guarantor’s other debt.

The Company intends to use the net proceeds from the sale of the Notes to finance a redemption of its 7.375% Senior Subordinated Notes due 2021 and for general corporate purposes.

The Notes and the related guarantees will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

About Cinemark Holdings, Inc.:

Cinemark is a leading domestic and international motion picture exhibitor, operating 513 theatres with 5,796 screens in 41 U.S. states, Brazil, Argentina, and 12 other Latin American countries as of December 31, 2015. For more information, go to investors.cinemark.com.

Investor Contact:

Chanda Brashears

VP Investor Relations and Corporate Communications

(972) 665-1671

cbrashears@cinemark.com

Forward-looking Statements

Certain matters within this press release include “forward–looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. For a description of these factors, please review the “Risk Factors” section or other sections in the Cinemark Holdings, Inc.’s Annual Report on Form 10-K filed February 24, 2016 and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by such risk factors.